As filed with the Securities and Exchange Commission on July 27, 2018

Investment Company Act File No. 811-22635

U.S. SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM N-2

(CHECK APPROPRIATE BOX OR BOXES)

REGISTRATION STATEMENT

UNDER

THE INVESTMENT COMPANY ACT OF 1940	☒
Amendment No. 3	☒

BLACKSTONE ALTERNATIVE ALPHA MASTER FUND

(Exact name of Registrant as Specified in Charter)

345 Park Avenue

28th Floor

New York, New York 10154

(Address of Principal Executive Offices)

Registrant’s Telephone Number, including Area Code: (212) 583-5000

Peter Koffler, Esq.

c/o Blackstone Alternative Asset Management L.P.

345 Park Avenue

28th Floor

New York, New York 10154

(Name and Address of Agent for Service)

COPY TO:

James E. Thomas, Esq.

Ropes & Gray LLP

Prudential Tower

800 Boylston Street

Boston, MA 02199-3600

This Registration Statement has been filed by Registrant pursuant to Section 8(b) of the Investment Company Act of 1940, as amended. Interests in Registrant are not being registered under the Securities Act of 1933, as amended (the “Securities Act”), and will be issued solely in private placement transactions that do not involve any “public offering” within the meaning of Section 4(2) of, and/or Regulation D under, the Securities Act. Investments in Registrant may only be made by individuals or entities meeting the definition of an “accredited investor” in Regulation D under the Securities Act. This Registration Statement does not constitute an offer to sell, or the solicitation of an offer to buy, any interest in Registrant.

BLACKSTONE ALTERNATIVE ALPHA MASTER FUND

CROSS REFERENCE SHEET

PARTS A AND B

ITEM NO.	REGISTRATION STATEMENT CAPTION	CAPTION IN PART A OR PART B
1.	Outside Front Cover	Not Required
2.	Inside Front and Outside Back Cover Page	Not Required
3.	Summary of Fees and Expenses	Fee Table and Synopsis
4.	Financial Highlights	Not Required
5.	Plan of Distribution	Not Required
6.	Selling Shareholders	Not Required
7.	Use of Proceeds	Not Required
8.	Summary of Terms, Investment Objective and Strategies, Risks	General Description of the Registrant
9.	Management of the Fund	Management
10.	Description of Shares	Capital Stock, Long-Term Debt, and Other Securities
11.	Defaults and Arrears on Senior Securities	Not Applicable
12.	General Information - Legal Proceedings	Legal Proceedings
13.	Table of Contents of the Statement of Additional Information	Not Applicable
14.	Cover Page	Not Applicable
15.	Table of Contents	Not Applicable
16.	General Information	Not Applicable
17.	Investment Objective and Strategies, Additional Information on Investment Techniques of Investment Funds and Related Risks, Investment Policies, Fundamental Investment Policies	Investment Objective and Policies
18.	Management of the Fund, Management	Management
19.	Control Persons and Principal Holders of Securities	Control Persons and Principal Holders of Securities
20.	Investment Management and Other Services	Investment Advisory and Other Services
21.	Management	Portfolio Managers
22.	Portfolio Transactions, Brokerage Allocation and Other Practices	Brokerage Allocation and Other Practices
23.	Tax Considerations, Taxes	Tax Status
24.	Financial Statements	Financial Statements

PART C

The information required to be included in Part C is set forth under the appropriate Item, so numbered, in Part C of the Registration Statement.

PART A

Responses to Items 1, 2, 3.2, 4, 5, 6 and 7 of Part A have been omitted pursuant to Paragraph 3 of Instruction G of the General Instructions to Form N-2.

Responses to certain Items required to be included in Part A of this Registration Statement are incorporated herein by reference from the Registration Statement on Form N-2 (File No. 333-218345) of Blackstone Alternative Alpha Fund (the “Feeder Fund”), as filed with the Securities and Exchange Commission (the “SEC”) on July 20, 2018 as amended or superseded from time to time, (the “Feeder Fund’s Registration Statement on Form N-2”). The Feeder Fund and the Master Fund are organized in what is commonly referred to as a “master-feeder” structure. The Feeder Fund is the initial feeder fund in this “master-feeder” structure and Blackstone Alternative Alpha Fund II (“Feeder Fund II”) is the second feeder fund. The Master Fund anticipates that it may from time to time permit feeder funds in addition to the Feeder Fund and Feeder Fund II to invest in the Master Fund.

ITEM 3. FEE TABLE.

This table describes the fees and expenses that you will pay if you buy and hold shares of beneficial interest (“Shares”) in Blackstone Alternative Alpha Master Fund (the “Master Fund”).

Shareholder Transaction Expenses:
Sales Load (as a percentage of the offering price)	None
Maximum Repurchase Fee	None
Annual Expenses (as a percentage of net assets of the Master Fund):
Management Fee(1)	1.25%
Other Expenses(2)	0.23%
Acquired Fund Fees and Expenses(3)	5.18%
Total Annual Expenses	6.66%

(1)	On a quarterly basis, the Master Fund pays a management fee in arrears that will accrue monthly at an annual rate of 1.25% based on the Master Fund’s net asset value at the end of such month before giving effect to the payment of the management fee or any purchases or repurchases of Master Fund shares or any distributions by the Master Fund.
(2)

Based upon expenses incurred during the fiscal year ended March 31, 2018. “Other Expenses” include professional fees and other expenses, including, without limitation, administration fees, custody fees, trustee fees, insurance costs, financing costs (resulting from credit facilities used as bridge financing for portfolio management purposes, not to leverage investments), fees and expenses relating to the Subsidiary, and other expenses.
(3)	Estimated amounts for the current fiscal year are based upon fees and expenses of the Investment Funds in which the Master Fund invested during the year ended March 31, 2018. “Acquired Fund Fees and Expenses” are based on the assets invested in each Investment Fund and the fees and expenses including incentive fees or allocations charged by each Investment Fund. The Investment Funds in which the Master Fund invests generally charge between 10% and 30% of net profits as an incentive fee or allocation. Amounts incurred by the Master Fund may be substantially higher or lower in the future because the performance of the Investment Funds may fluctuate and the Master Fund may invest in different Investment Funds from time to time.

Example:

	1 year	3 years	5 years	10 years
You would pay the following expenses on a $1,000 investment, assuming a 5% annual return	$66	$195	$319	$613

The purpose of this table is to assist an investor in understanding the various costs and expenses that an investor in the Master Fund will bear directly or indirectly. The table assumes the reinvestment of all dividends and distributions at net asset value. For a more complete description of the various fees and expenses of the Master Fund, see the section entitled “Management of the Fund” in the Feeder Fund’s prospectus included in the Feeder Fund’s Registration Statement on Form N-2.

The Example is based on the expenses set forth in the table above and should not be considered a representation of the Master Fund’s future expenses. Actual expenses of the Master Fund may be higher or lower than those shown. Moreover, the annual return may be greater or less than the hypothetical 5% return in the table above; if the annual return were greater, the amount of fees and expenses would increase. Similarly, if the Investment Funds’ actual net rates of return exceed 5%, the dollar amounts could be significantly greater as a result of the Investment Funds’ performance-based fees.

ITEM 8. GENERAL DESCRIPTION OF THE REGISTRANT.

The Master Fund is a closed-end, non-diversified, management investment company that was organized as a Massachusetts business trust on November 14, 2011. Shares in the Master Fund are being issued solely in private placement transactions that do not involve any “public offering” within the meaning of Section 4(2) of, and/or Regulation D under, the Securities Act of 1933, as amended (the “Securities Act”). Investments in the Master Fund may be made only by “accredited investors,” as defined in Regulation D under the Securities Act. This Registration Statement does not constitute an offer to sell, or the solicitation of an offer to buy, any security within the meaning of the Securities Act.

The Master Fund’s objective is to seek to earn attractive long-term risk-adjusted returns. Information on the Master Fund’s investment objective, strategies and policies, the kinds of securities in which the Master Fund principally invests, other investment practices of the Master Fund, and the risk factors associated with investments in the Master Fund are incorporated herein by reference from the sections entitled “Investment Objective and Strategies” and “Risks” in the Feeder Fund’s prospectus included in the Feeder Fund’s Registration Statement on Form N-2, to the extent applicable to the Master Fund.

ITEM 9. MANAGEMENT.

A description of how the business of the Master Fund is managed is incorporated herein by reference from the section entitled “Management of the Fund” in the Feeder Fund’s prospectus included in the Feeder Fund’s Registration Statement on Form N-2, to the extent applicable to the Master Fund. The following list identifies the specific sections of the Feeder Fund’s prospectus under which the information required by Item 9 of Form N-2 may be found; each listed section is incorporated herein by reference, to the extent applicable to the Master Fund.

Item 9.1(a) Management of the Fund - Board of Trustees

Item 9.1(b) Management of the Fund - BAAM

Item 9.1(c) Management of the Fund - BAAM

Item 9.1(d) Management of the Fund - Other Service Providers to the Fund and Master Fund

Item 9.1(e) Management of the Fund - Other Service Providers to the Fund and Master Fund

Item 9.1(f) Management of the Fund - BAAM

Item 9.1(g) Not Applicable

Item 9.2(a) Not Applicable

Item 9.2(b) Not Applicable

Item 9.2(c) Not Applicable

Item 9.2(d) Not Applicable

Item 9.3 See Item 19 below. To the extent that any shareholder is the beneficial owner of more than 25% of the Interests (by value) of the Master Fund, such shareholder may be deemed to be a “control person” of the Master Fund for purposes of the 1940 Act.

ITEM 10. CAPITAL STOCK, LONG-TERM DEBT, AND OTHER SECURITIES.

ITEM 10.1 CAPITAL STOCK

The Master Fund is a business trust organized under the laws of The Commonwealth of Massachusetts on November 14, 2011. The Master Fund is authorized to issue an unlimited number of Shares of beneficial interest. Each Share has one vote at all meetings of shareholders.

All Shares are equal as to dividends, assets and voting privileges and have no conversion, preemptive or other subscription rights. No shareholder has the right to require redemption or repurchase of any Shares by the Master Fund or to tender Shares to the Master Fund for repurchase. Shareholders are not liable for further calls or assessments. The Master Fund does not intend to hold annual meetings of shareholders.

Under the Amended and Restated Declaration of Trust (the “Declaration of Trust”), shareholders have limited voting rights. Shareholders only have the right to vote (i) on the election or removal of Trustees, only to the extent provided in the Declaration of Trust or as required under the 1940 Act; (ii) with respect to certain amendments to the Declaration of Trust, (iii) in some circumstances, on Change of Control Transactions (as described below), (iv) on the termination of the Master Fund, in limited circumstances (as described below) and (v) on such additional matters as required by law or as considered necessary or desirable by the Trustees.

Under the Declaration of Trust, a Trustee may be removed only for cause and only (1) by action of at least 75% of the outstanding Shares of the classes or series of Shares entitled to vote for the election of such Trustee, at a meeting called for the purpose of voting on such removal, or (ii) by written instrument signed by at least 75% of the remaining Trustees.

The following actions may be authorized only by the affirmative vote or consent of at least seventy-five percent (75%) of the Trustees and at least seventy-five percent (75%) of the Shares outstanding and entitled to vote thereon, unless any such action has been approved by both a majority of the Trustees and at least 75% of the “continuing Trustees” (as defined below) in which case no shareholder vote or consent is necessary (unless required under the Master Fund’s bylaws, as amended (the “Bylaws”), or under the 1940 Act or other applicable law): (i) the merger or consolidation of the Master Fund with or into any other person or company or of any such person or company with or into the Master Fund; (ii) a sale, lease, exchange, mortgage, pledge, transfer or other disposition by the Master Fund (in one or a series of transactions in any twelve-month period) to or with any person of any assets of the Master Fund having an aggregate fair market value of $1,000,000 or more, except for transactions in securities effected by the Master Fund in the ordinary course of business; (iii) any shareholder proposal as to specific investment decisions made or to be made with respect to the assets of the Master Fund and (iv) the issuance or transfer by the Master Fund of any securities issued by the Master Fund to any other person or entity for cash, securities or other property (or combination thereof), excluding (a) sales of any securities of the Master Fund in connection with a public offering thereof and (b) issuance of securities of the Master Fund pursuant to a dividend reinvestment plan adopted by the Trustees (transactions described in (i) through (iv) collectively referred to as “Change of Control Transactions”). A “continuing Trustee” is a Trustee who is (A) not a person or an “affiliated person” (as defined in the 1940 Act) of a person who enters or proposes to enter into a Change of Control Transaction with the Master Fund and has been a Trustee for a period of at least twelve months, (B) is a successor to a continuing Trustee who is not a person or an “affiliated person” (as defined in the 1940 Act) of a person who enters or proposes to enter into a Change of Control Transaction with the Master Fund and is recommended to succeed a continuing Trustee by a majority of the continuing Trustees then in office, (C) is elected to the Board by the Trustees and is elected to be a continuing Trustee by a majority of the continuing Trustees then in office or (D) who serving as a Trustee prior to the first sale of Shares pursuant to an initial registered public offering only. The overall effect of these provisions is to render more difficult the accomplishment of a merger or the assumption of control of the Master Fund by a third party. They provide, however, the advantage of potentially requiring persons seeking control of the Master Fund to negotiate with its management regarding the price to be paid and facilitating the continuity of the Master Fund’s investment objective and policies. The provisions of the Declaration of Trust described above could have the effect of discouraging a third party from seeking to obtain control of the Master Fund in a tender offer or similar transaction. The Board of Trustees of the Master Fund has considered the foregoing anti-takeover provisions and concluded that they are in the best interests of the Master Fund.

The Master Fund’s Declaration of Trust provides that Board will call a meeting of shareholders for the purpose of determining whether the Master Fund should be dissolved in the event that the Master Fund does not at least once during any 24-month period offer to repurchase Shares tendered in accordance with the procedures determined by the Board from time to time.

The Master Fund may be terminated at any time without shareholder vote or consent by the action of a majority of the Trustees and at least 75% of the continuing Trustees, or else by the vote or consent of shareholders holding at least 75% of the outstanding Shares of the Master Fund. Upon termination of the Master Fund, after paying or otherwise providing for all charges, taxes, expenses and liabilities, whether due or accrued or anticipated, of the Master Fund as may be determined by the Trustees, shareholders are entitled to share ratably in all remaining assets of the Master Fund (except to the extent otherwise required or permitted by the preferences and special or relative rights and privileges of the Shares).

The foregoing is intended only as a summary and is qualified in its entirety by reference to the full text of the Declaration of Trust and the Bylaws, each as amended, both of which as of the date of this Prospectus are on file with the Securities and Exchange Commission.

Under the Declaration of Trust, the Master Fund has agreed to indemnify each member of its Board of Trustees and its officers (including such persons who serve at the Master Fund’s request as directors, officers, or trustees of another organization in which the Master Fund has any interest as a shareholder, creditor or otherwise) (each such person hereinafter referred to as a “Master Fund Covered Person”) against all liabilities and expenses, including but not limited to amounts paid in satisfaction of judgments, in compromise or as fines and penalties, and counsel fees reasonably incurred by any Master Fund Covered Person in connection with the defense or disposition of any action, suit or other proceeding, whether civil or criminal, before any court or administrative or legislative body, in which such Master Fund Covered Person may be or may have been involved as a party or otherwise or with which such Master Fund Covered Person may be or may have been threatened, while in office or thereafter, by reason of being or having been such a Master Fund Covered Person, except with respect to any matter as to which such Master Fund Covered Person shall have been finally adjudicated in a decision on the merits in any such action, suit or other proceeding not to have acted in good faith in the reasonable belief that such Master Fund Covered Person’s action was in the best interests of the Master Fund or was at least not opposed to the best interests of the Master Fund and except that no Master Fund Covered Person shall be indemnified against any liability to the Master Fund or its shareholders to which such Master Fund Covered Person would otherwise be subject by reason of willful misfeasance, bad faith, gross negligence or reckless disregard of the duties involved in the conduct of such Master Fund Covered Person’s office (“Disabling Conduct”). The Board will use reasonable and fair means in accordance with SEC policy to determine whether Disabling Conduct occurred, including (i) a final decision on the merits by a court or other body before whom the proceeding was brought that Master Fund Covered Person was not liable by reason of Disabling Conduct, or (ii) in the absence of such a decision, a reasonable determination, based upon a review of the facts, that the Master Fund Covered Person was not liable by reason of Disabling Conduct, by an independent legal counsel in a written opinion. Consistent with SEC policy, the Master Fund shall advance certain expenses incurred by any Master Fund Covered Person in advance of the final disposition of any such action, suit or proceeding, provided that such advance is subject to certain conditions, including that the indemnitee agrees to repay the advance unless it is ultimately determined that he or she is entitled to indemnification.

Under Massachusetts law, shareholders could, in certain circumstances, be held personally liable for the obligations of the Master Fund. However, the Declaration of Trust contains an express disclaimer of shareholder liability for debts or obligations of the Master Fund and requires that notice of such limited liability be given in each agreement, obligation or instrument entered into or executed by the Master Fund or the Trustees. The Declaration of Trust further provides for indemnification out of the assets and property of the Master Fund for all loss and expense of any shareholder held personally liable for the obligations of the Master Fund. Thus, the risk of a shareholder incurring financial loss on account of shareholder liability is limited to circumstances in which the Master Fund would be unable to meet its obligations. The Master Fund believes that the likelihood of such circumstances is remote.

The Master Fund’s Declaration of Trust provides that, subject to the provisions of the Declaration of Trust, the business of the Master Fund shall be managed by the Trustees, and the Trustees shall have all powers necessary or convenient to carry out that responsibility including the exclusive power to bring, permit or maintain any action, proceeding or claim on behalf of the Master Fund. The Declaration of Trust further provides that shares of the Master Fund give shareholders only the rights provided in the Declaration of Trust or the Bylaws of the Master Fund, as amended from time to time.

The Declaration of Trust also provides that the laws of The Commonwealth of Massachusetts shall govern the validity, interpretation, construction and effect of the Declaration of Trust and the operations of the Master Fund, including, absent a provision to the contrary therein, any contract between the Master Fund and any party relating to the provision of investment advisory, administrative or distribution services to the Master Fund. The Declaration of Trust further provides that, absent the consent of all parties, the sole and exclusive forum for: (i) any action or proceeding brought by or on behalf of the Master Fund or shareholders against the Master Fund, the Master Fund’s investment adviser, or the Trustees, officers, or employees of the Master Fund; (ii) any action asserting a claim governed by the internal affairs doctrine; and (iii) any action arising under or to interpret, apply, enforce or determine the validity of the Declaration of Trust or any investment advisory agreement, among other types of enumerated claims, shall be the federal courts sitting within the Southern District of New York. The Declaration of Trust also provides that no shareholder shall have the right to bring or maintain any court action or other proceeding (including but not limited to any putative class action) asserting a derivative claim without first making written demand on the Trustees, and that any decision by the Trustees to bring, maintain, or settle (or not to bring, maintain, or settle) such court action, proceeding, or claim shall be binding upon shareholders. The Declaration of Trust defines “derivative” and “direct” shareholder claims, and provide that a “direct” claim shall refer to: (i) a claim based upon alleged violations of a shareholder’s individual rights distinct from any harm to the Master

Fund or other individual shareholders, including a particular shareholder’s voting rights, rights to a dividend payment, rights to inspect books and records, or other similar rights personal to the shareholder and distinct from any harm to the Master Fund or other individual shareholders; and (ii) a claim for which a direct shareholder action is expressly provided under the U.S. federal securities laws. Any other claim asserted by a shareholders is considered a “derivative” claim (and subject to the demand requirements) under the Declaration of Trust.

ITEM 10.2. LONG-TERM DEBT.

Not applicable.

ITEM 10.3. GENERAL.

Not applicable.

ITEM 10.4. TAXES.

It is expected that the Master Fund will be a “nonpublicly offered regulated investment company.” Very generally, pursuant to Treasury Department regulations, expenses of nonpublicly offered regulated investment companies, except those specific to their status as a regulated investment company or separate entity (e.g., registration fees or transfer agency fees), are subject to special “pass-through” rules. These affected expenses (which include direct and certain indirect management fees) are treated as additional dividends to certain direct or indirect Master Fund shareholders (generally including individuals and entities that compute their taxable income in the same manner as an individual), and are not deductible by those shareholders under current law.

Other information on the taxation of the Master Fund is incorporated by reference from the section entitled “Tax Considerations” in the Feeder Fund’s prospectus included in the Feeder Fund’s Registration Statement on Form N-2, to the extent applicable to the Master Fund.

ITEM 10.5. OUTSTANDING SECURITIES.

Securities Outstanding (as of June 30, 2018)

(1) Title of Class	(2) Amount Authorized	(3) Amount held by Registrant or for its Account	(4) Amount Outstanding Exclusive of Amount Shown Under (3)
Shares of beneficial interest	Unlimited	N/A	614,576

ITEM 10.6. SECURITIES RATINGS.

Not applicable.

ITEM 11. DEFAULTS AND ARREARS ON SENIOR SECURITIES.

Not applicable.

ITEM 12. LEGAL PROCEEDINGS.

Information on legal proceedings of the Master Fund is incorporated by reference from the section entitled “General Information — Legal Proceedings” in the Feeder Fund’s prospectus included in the Feeder Fund’s Registration Statement on Form N-2, to the extent applicable to the Master Fund.

ITEM 13. TABLE OF CONTENTS OF STATEMENT OF ADDITIONAL INFORMATION.

Not applicable.

PART B

Part B of this Registration Statement should be read in conjunction with Part A. Capitalized terms used in this Part B and not otherwise defined have the meanings given them in Part A of this Registration Statement.

Responses to certain Items required to be included in Part B of this Registration Statement are incorporated herein by reference from the Feeder Fund’s Registration Statement on Form N-2.

ITEM 14. COVER PAGE.

Not applicable.

ITEM 15. TABLE OF CONTENTS.

Not applicable.

ITEM 16. GENERAL INFORMATION AND HISTORY.

Not applicable.

ITEM 17. INVESTMENT OBJECTIVE AND POLICIES.

Part A contains basic information about the investment objective, policies, and limitations of the Master Fund. This Part B supplements the discussion in Part A of the investment objective, policies, and limitations of the Master Fund.

Information on the fundamental investment policies and the non-fundamental investment policies and limitations of the Master Fund, the types of investment techniques used by the Master Fund and certain risks attendant thereto, as well as other information on the Master Fund’s investment process, is incorporated by reference from the sections entitled “Investment Objective and Strategies” and “Risks” in the Feeder Fund’s prospectus, and from the sections entitled “Additional Information on Investment Techniques of Investment Funds and Related Risks,”

“Investment Policies,” and “Fundamental Investment Policies” in the Feeder Fund’s statement of additional information (the “Feeder Fund SAI”), included in the Feeder Fund’s Registration Statement on Form N-2, to the extent applicable to the Master Fund.

ITEM 18. MANAGEMENT.

Approval of the Agreements with the Investment Manager

A discussion regarding the basis for the Board of Trustees’ approval of the Master Fund’s investment management agreement with Blackstone Alternative Asset Management L.P. (the “Investment Manager”) will be available in the Master Fund’s regular annual report.

Other Information

Information about the Trustees and officers of the Master Fund, their roles in the management of the Master Fund, the compensation of the Trustees, and the committees of the Master Fund is incorporated by reference from the section titled “Management” in the Feeder Fund SAI included in the Feeder Fund’s Registration Statement on Form N-2, to the extent applicable to the Master Fund. Information about the Registrant’s code of ethics and policies and procedures that the Registrant uses to determine how to vote proxies relating to portfolio securities is incorporated by reference from the sections titled “Code of Ethics” and “Proxy Voting Policies and Procedures” in the Feeder Fund SAI included in the Feeder Fund’s Registration Statement on Form N-2, to the extent applicable to the Master Fund.

ITEM 19. CONTROL PERSONS AND PRINCIPAL HOLDERS OF SECURITIES.

Based on the number of Shares outstanding as of June 30, 2018 the following persons own the number of Shares indicated in the below table:

Person	Shares	Percentage of the Master Fund’s Outstanding Shares
Feeder Fund	560,594	91.22%
Feeder Fund II	53,981	8.78%

Because the Feeder Fund and Feeder Fund II may be deemed to control the Master Fund, the Feeder Fund and Feeder Fund II may take actions affecting the Master Fund without the approval of any other shareholder. The addition of other shareholders in the Master Fund may alter the Feeder Fund’s and Feeder Fund II’s potential ability to control the Master Fund. The address of the Feeder Fund and Feeder Fund II is c/o Blackstone Alternative Asset Management L.P., 345 Park Avenue, 28th Floor, New York, New York 10154. The Feeder Fund and Feeder Fund II are both Massachusetts business trusts.

As of June 30, 2018, the directors and officers of the Master Fund collectively owned less than one percent of the Master Fund’s interests by value.

ITEM 20. INVESTMENT ADVISORY AND OTHER SERVICES.

Information on the investment management and other services provided for or on behalf of the Master Fund is incorporated herein by reference from the sections entitled “Management of the Fund” in the Feeder Fund’s prospectus and “Management” and “Investment Management and Other Services” in the Feeder Fund SAI, included in the Feeder Fund’s Registration Statement on Form N-2, to the extent applicable to the Master Fund.

ITEM 21. PORTFOLIO MANAGERS.

Information concerning the Master Fund’s portfolio managers, including information relating to compensation structure, other accounts managed by the Master Fund’s portfolio managers, potential conflicts of interest, and security ownership is incorporated herein by reference from the sections entitled “Management of the Fund” in the Feeder Fund’s prospectus and “Management” and “Conflicts of Interest” in the Feeder Fund SAI, included in the Feeder Fund’s Registration Statement on Form N-2, to the extent applicable to the Master Fund.

ITEM 22. BROKERAGE ALLOCATION AND OTHER PRACTICES.

A description of the Master Fund’s brokerage allocation and other practices is incorporated herein by reference from the section entitled “Portfolio Transactions” in the Feeder Fund’s prospectus and the section entitled “Brokerage Allocation and Other Practices” in the Feeder Fund SAI included in the Feeder Fund’s Registration Statement on Form N-2, to the extent applicable to the Master Fund.

ITEM 23. TAX STATUS.

Information on the taxation of the Master Fund is incorporated by reference from the section entitled “Tax Considerations” in the Feeder Fund’s prospectus and the section entitled “Taxes” in the Feeder Fund SAI included in the Feeder Fund’s Registration Statement on Form N-2, to the extent applicable to the Master Fund.

ITEM 24. FINANCIAL STATEMENTS.

The audited financial statements and related report of Deloitte & Touche LLP, independent registered public accounting firm for the Master Fund and Subsidiary contained in the Fund’s annual report for the year ended March 31, 2018 (the “Annual Report”) are hereby incorporated by reference. A copy of the Annual Report may be obtained upon request and without charge by writing State Street Bank and Trust Company, 1 Heritage Drive, North Quincy, Massachusetts 02171, or by calling Blackstone at 1-855-890-7725. No other portions of the Master Fund’s Annual Report are incorporated herein by reference.

Part C. Other Information

Item 25. Financial Statements and Exhibits

1.	Financial statements:

Included in Part A: Not applicable.

Included in Part B:     Report of Independent Registered Public Accounting Firm

   Audited Financial Statements

   Notes to Financial Statements

2.	Exhibits

a.	Amended and Restated Agreement and Declaration of Trust (“Declaration of Trust”) of Blackstone Alternative Alpha Master Fund (the “Registrant”) dated August 26, 2016 – filed herewith.

b.	Bylaws of the Registrant, effective as of November 14, 2011.[2]

c.	None

d.	See Article III (Shares), Article IV (Trustees), Article V (Shareholders’ Voting Powers and Meetings), Article VIII (Indemnification) and Article IX (Miscellaneous) of the Declaration of Trust of the Registrant and Article 10 (Shareholders’ Powers and Meetings) of the Bylaws of the Registrant.

e.	None

f.	None

g.1	Form of Investment Management Agreement between Registrant and Blackstone Alternative Asset Management L.P. (“BAAM”).[2]

g.2	Form of Investment Management Agreement between BAAM and Blackstone Alternative Sub Fund I Ltd. – filed herewith.

h.	None

i.	None

j.	Global Custody Agreement between Registrant and Bank of New York Mellon Corporation, dated November 10, 2015 – filed herewith.

k.1	Form of Administration Agreement among Registrant, Blackstone Alternative Alpha Fund, Blackstone Alternative Alpha Fund II, Blackstone Alternative Alpha Sub Fund I Ltd., and State Street Bank and Trust Company – filed herewith.

k.2	Form of Amendment to Administration Agreement among Registrant, Blackstone Alternative Alpha Fund, Blackstone Alternative Alpha Fund II, Blackstone Alternative Alpha Sub Fund I Ltd., and State Street Bank and Trust Company – filed herewith.

k.3	Form of Transfer Agency and Service Agreement among Registrant, Blackstone Alternative Alpha Fund, Blackstone Alternative Alpha Fund II, Blackstone Alternative Alpha Sub Fund I Ltd., and State Street Bank and Trust Company – filed herewith.

k.4	Form of Floating Rate Assignable Schuldschein Loan Agreement among Registrant, Deutsche Bank Aktiengesellschaft, and Deutsche Bank AG, London Branch – filed herewith.

l.	None

m.	None

n.	Consent of Deloitte & Touche LLP – filed herewith.

o.	None

p.	None

q.	None

r.1	Code of Ethics of Registrant – filed herewith.

r.2	Code of Ethics of BAAM – filed herewith.

r.3	Code of Ethics of Distributor.[3]

s.1	Power of Attorney.[3]

s.2	Power of Attorney for Peter M. Gilbert for Blackstone Alternative Alpha Fund and Blackstone Alternative Alpha Master Fund – filed herewith.

1.	Previously filed with the SEC as part of the Registration Statement under the 1940 Act on November 23, 2011, and hereby incorporated by reference.
2.	Previously filed with the SEC as part of Amendment No. 1 to the Registration Statement under the 1940 Act on January 11, 2012, and hereby incorporated by reference.
3.	Previously filed with the SEC as part of Amendment No. 2 to the Registration Statement under the 1940 Act on February 2, 2012, and hereby incorporated by reference.

Item 26. Marketing Arrangements

Not Applicable.

Item 27. Other Expenses of Issuance and Distribution

Not applicable.

Item 28. Persons Controlled by or Under Common Control

The Board of Directors of the Registrant also serves as the board of directors of the Feeder Fund and Feeder Fund II. In addition, the officers of the Registrant serve as the officers of the Feeder Fund and Feeder Fund II. The Feeder Fund and Feeder Fund II are both Massachusetts business trusts.

Item 29. Number of Holders of Securities

At July 1, 2018:

Title of Class	Number of Record Holders
Common shares of beneficial interest	2

Item 30. Indemnification

Reference is made to Article VIII (Indemnification) of the Registrant’s Agreement and Declaration of Trust, as amended, which is incorporated by reference herein.

Insofar as indemnification for liabilities arising under the Securities Act of 1933, as amended (the “1933 Act”), may be permitted to trustees, officers and controlling persons of the Registrant by the Registrant pursuant to the Registrant’s Agreement and Declaration of Trust, its Bylaws or otherwise, the Registrant is aware that in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the 1933 Act and, therefore, is unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by trustees, officers or controlling persons of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such trustees, officers or controlling persons in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the 1933 Act and will be governed by the final adjudication of such issue.

Item 31. Business and Other Connections of Investment Adviser

BAAM is the investment adviser to the Master Fund, and its business is summarized in Part A and Part B of this Registration Statement under the sections entitled “Management of the Fund” and “Investment Management and Other Services,” respectively. Information as to any other businesses, professions, vocations, or employments of a substantial nature engaged in by officers of BAAM during the last two fiscal years is incorporated by reference to Form ADV filed by the Adviser with the SEC under the Investment Advisers Act of 1940, as amended (SEC File No. 801-52559).

Item 32. Location of Accounts and Records

The account books and other documents required to be maintained by the Registrant pursuant to Section 31(a) of the Investment Company Act of 1940 and the Rules thereunder will be maintained at the offices of the Investment Manager (345 Park Avenue, 28th Floor, New York, New York 10154) and/or State Street Bank and Trust Company, the Administrator (One Lincoln Street, Boston, MA 02111).

Item 33. Management Services

None.

Item 34. Undertakings

Not applicable.

SIGNATURES

Pursuant to the requirements of the Investment Company Act of 1940, the Registrant has duly caused this amendment to the registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York and State of New York, on the 27th day of July, 2018.

BLACKSTONE ALTERNATIVE ALPHA MASTER FUND

By:	/s/ Brian F. Gavin
Brian F. Gavin
President

EXHIBIT INDEX

BLACKSTONE ALTERNATIVE ALPHA MASTER FUND

Exhibit Ref	Title of Exhibit

(a)	Amended and Restated Agreement and Declaration of Trust (“Declaration of Trust”) of Blackstone Alternative Alpha Master Fund (the “Registrant”) dated August 26, 2016

(g.2)	Form of Investment Management Agreement between Blackstone Alternative Asset Management L.P. and Blackstone Alternative Sub Fund I Ltd.

(j)	Global Custody Agreement between Registrant and Bank of New York Mellon Corporation, dated November 10, 2015

(k.1)	Form of Administration Agreement among Registrant, Blackstone Alternative Alpha Fund, Blackstone Alternative Alpha Fund II, Blackstone Alternative Alpha Sub Fund I Ltd., and State Street Bank and Trust Company

(k.2)	Form of Amendment to Administration Agreement among Registrant, Blackstone Alternative Alpha Fund, Blackstone Alternative Alpha Fund II, Blackstone Alternative Alpha Sub Fund I Ltd., and State Street Bank and Trust Company

(k.3)	Form of Transfer Agency and Service Agreement among Registrant, Blackstone Alternative Alpha Fund, Blackstone Alternative Alpha Fund II, Blackstone Alternative Alpha Sub Fund I Ltd., and State Street Bank and Trust Company

(k.4)	Form of Floating Rate Assignable Schuldschein Loan Agreement among Registrant, Deutsche Bank Aktiengesellschaft, and Deutsche Bank AG, London Branch

(n)	Consent of Deloitte & Touche LLP

(r.1)	Code of Ethics of Registrant

(r.2)	Code of Ethics of BAAM

(s.2)	Power of Attorney